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                                                                      EXHIBIT 1


                         CCC INFORMATION SERVICES GROUP INC.

                                  5,500,000 Shares*

                                     Common Stock

                            FORM OF UNDERWRITING AGREEMENT
                            ------------------------------

                                                                 ______ __, 1996

HAMBRECHT & QUIST LLC
LAZARD FRERES & CO. LLC
RAYMOND JAMES & ASSOCIATES, INC.
  c/o Hambrecht & Quist LLC
  One Bush Street
  San Francisco, CA 94104

Ladies and Gentlemen:

    CCC Information Services Group Inc., a Delaware corporation (the "Company"), proposes to issue and sell 5,500,000 shares (the "Underwritten Stock") of its authorized but unissued Common Stock, $0.10 par value (the "Common Stock"). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 825,000 additional shares of Common Stock (the "Option Stock" and with the Underwritten Stock the "Stock"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

    The Company hereby confirms the agreements made with respect to the purchase of the Stock by the several underwriters for whom you are acting named in Schedule I hereto (the "Underwriters," which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

    1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (No. 333-07287), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (the "Securities Act") of the Stock. Copies of such Registration Statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

    The term "Registration Statement" as used in this agreement shall mean the registration statement referred to above,

- ------------------

* Plus an option to purchase from the Company up to 825,000 additional shares to cover overallotments.

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including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission (the "Rules and Regulations") with respect to the Stock (a "Rule 462(b) Registration Statement"), and, in the event of any amendment thereto after the effective date of such registration statement (the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) Registration Statement). The term "Prospectus" as used in this Agreement shall mean the prospectus, including the documents incorporated by reference therein, relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term "Preliminary Prospectus" as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

    2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants as follows:

         (a) The Registration Statement and Prospectus (including each amendment thereto) have been properly filed in compliance with the Securities Act and comply as of the date hereof with the requirements of the Securities Act. The Registration Statement has been declared effective under the Securities Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.
    Any amendment to the Registration Statement or Prospectus will comply with the requirements of the Securities Act. No order suspending the effectiveness of the Registration Statement or preventing or suspending the issue of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company, threatened or contemplated by the Commission; no order suspending the sale of the Stock in any jurisdiction has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company, threatened or contemplated, and any request of the Commission for additional information (to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus or otherwise) has been complied with. When any Preliminary Prospectus was filed with the Commission it (A) contained all statements required to be contained therein and complied in all respects with the requirements of the Securities Act, the Rules and Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the


                                         -2-

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    Commission thereunder (the "Exchange Act Rules and Regulations") except that the Preliminary Prospectus dated July 25, 1996 did not contain financial statements of CCC Development Company and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (A) contained or will contain all statements required to be contained therein and complied or will comply in all respects with the requirements of the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.
    When the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at all times subsequent thereto up to and including the Closing Date (defined below) and any date on which Option Stock is to be purchased, the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be contained therein and complied or will comply in all respects with the requirements of the Securities Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph
    (iii) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein.

         (b) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full power (corporate and other) and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and as currently being conducted and proposed to be conducted by it and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by


                                         -3-

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    it makes qualification necessary (except where the failure to be so qualified would not have a material effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole). Each of the Company and each of its subsidiaries are in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from federal, state, local, foreign and other governmental or regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect. Except as disclosed in the Registration Statement, the Company owns all of the outstanding capital stock of each of its subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest of any type, kind or nature. Other than CCC Information Systems, Inc., none of the subsidiaries of the Company is a "significant subsidiary" as such term is defined in Rule 405 under the Securities Act. As used in this Agreement, the word "subsidiary" means any corporation, partnership, limited liability company or other entity of which the Company directly or indirectly owns 50% or more of the equity or that the Company directly or indirectly controls. The Company does not have any subsidiaries that are not corporations.

         (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there has not been any material loss or interference with the business of the Company or any of its subsidiaries from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, or any changes in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or any material change, or a development known to the Company that might cause or result in a material change, in or affecting the business, properties, condition (financial or otherwise), results of operation or prospects of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as may be set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

         (d) There is no agreement, contract, license, lease or other document required to be described in the Registration


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    Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All contracts described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), if any, are in full force and effect on the date hereof, and neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any other party thereto is in material breach of or default under any such contract.

         (e) The authorized and outstanding capital stock of the Company is set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and the description of the Common Stock and Preferred Stock therein conforms with and accurately describes the rights set forth in the instruments defining the same. The shares of the Stock have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable, and the issuance of the Stock is not subject to any preemptive or similar rights.

         (f) All of the outstanding shares of Common Stock and Preferred Stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. All of the issued shares of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and are owned by the Company, free and clear of all liens or encumbrances except for liens and encumbrances described in the Registration Statement. The description of the Company's stock option plan and the options or other rights granted or exercised thereunder, set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights. Other than this Agreement and the options to purchase the Common Stock described in the Prospectus, there are no options, warrants or other rights outstanding to subscribe for or purchase any shares of the Company's capital stock. There are no preemptive rights applicable to any shares of capital stock of the Company. The partial redemption of the Company's Series C Cumulative Redeemable Preferred Stock and Series D Cumulative Redeemable Preferred Stock (collectively, the "Redeemable Preferred Stock") was duly and validly authorized by the Board of Directors of the Company in accordance with the applicable requirements of Delaware General Corporation Law relating to the redemption of capital stock by a corporation. The partial redemption

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    of the Redeemable Preferred Stock by the Company will be in compliance with applicable provisions of Delaware General Corporation Law.

         (g) This Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding obligation of, the Company, enforceable against it in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable federal or state securities laws. Other than the registration rights described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) there are no rights for or relating to the registration of any capital stock of the Company. The filing of the Registration Statement does not give rise to any rights, other than those which have been waived, for or relating to the registration of any capital stock of the Company.

         (h) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery of this Agreement or the completion of the transactions contemplated by this Agreement result in a violation of or constitute a breach of or a default (including without limitation with the giving of notice, the passage of time or otherwise) under, the certificate or articles of incorporation, bylaws or other governing documents of the Company or any of its subsidiaries or any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, deed of trust, loan agreement, lease, license, joint venture or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of its or their properties may be bound or affected. The Company has not incurred any liability, direct or indirect, for any finders' or similar fees payable on behalf of the Company or the Underwriters in connection with the transactions contemplated by this Agreement. The performance by the Company of its obligations under this Agreement will not violate any law, ordinance, rule or regulation, or any order, writ, injunction, judgment or decree of any governmental agency or body or of any court having jurisdiction over the Company, its subsidiaries or any of their respective properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its subsidiaries. Except for permits and similar authorizations required under the Securities Act, the Exchange Act or under other securities or Blue Sky laws of certain jurisdictions and for such permits and authorizations that have been obtained, no consent, approval, authorization or order of any court, governmental agency or body, financial institution or any other person is required in connection

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     with the completion of the transactions contemplated by this Agreement.

         (i) The Company and each of its subsidiaries owns, or has valid rights to use, all items of real and personal property which are material to the business of the Company and its subsidiaries taken as a whole and free and clear of all liens, encumbrances and claims that might materially interfere with the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole.

         (j) Each of the Company and each of its subsidiaries owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights described or referred to in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) as owned by or used by any of them, or which are necessary for the conduct of their business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus); and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, tradenames or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole.

         (k) There is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject which is pending or, to the best knowledge of the Company, is threatened or contemplated against the Company or any of its subsidiaries that might have a material effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole, that might prevent consummation of the transactions contemplated by this Agreement or that are required to be disclosed in the Registration Statement or Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) and are not so disclosed.

         (l) Neither the Company nor any of its subsidiaries is in violation of, and neither the Company nor any of its subsidiaries has received any notice or claim from any governmental agency or third party that any of them is in violation of, any law, order, ordinance, rule or regulation, or any order, writ, injunction, judgment or decree of any agency or body or of any court, to which it or its properties (whether owned or leased) may be subject, which violation might have a material effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole.

         (m) The Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act, the Exchange Act Rules and Regulations or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock. No bid or purchase by the Company and, to the best knowledge of the Company, no bid or purchase that could be attributed to the Company (as a result of bids or purchases by an "affiliated purchaser" within the meaning of Rule 10b-6 under the Exchange Act) for or of the Stock, the Common Stock, any securities of the same class or series as the Common Stock or any securities convertible into or exchangeable for or that represent any right to acquire the Common Stock is now pending or in progress or will have commenced at any time prior to the completion of the distribution of the Stock.

         (n) Price Waterhouse LLP, whose reports appear in the Registration Statement and the Prospectus, are, and during the periods covered by their reports in the Registration Statement were, independent accountants as required by the Securities Act and the Rules and Regulations. The financial statements and schedules included in the Registration Statement, each Preliminary Prospectus and the Prospectus present fairly (or, if the Prospectus has not been filed with the Commission, as to the Prospectus, will present fairly) the financial condition, results of operations, cash flow and changes in stockholders' equity and the financial statements and schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The selected and summary financial and statistical data included in the Registration Statement and the Prospectus present fairly (or, if the Prospectus has not been filed with the Commission, as to the Prospectus, will present fairly) the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

         (o) The books, records and accounts of the Company and each of its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of

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    the assets of the Company and each of its subsidiaries.  The systems of internal accounting controls maintained by the Company and each of its subsidiaries are sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary (x) to permit preparation of financial statements in conformity with generally accepted accounting principles and (y) to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (p) No labor disturbance by the employees of the Company or any of its subsidiaries exists, is imminent or, to the best knowledge of the Company, is contemplated or threatened; and the Company is not aware of an existing, imminent or threatened labor disturbance by the employees of any principal suppliers, contract manufacturing organizations, manufacturers, authorized dealers or distributors that might be expected to result in any material change in the business, properties, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole. No collective bargaining agreement exists with any of the Company's or any of the Company's subsidiaries' employees and, to the best knowledge of the Company, no such agreement is imminent.

         (q) Each of the Company and each of its subsidiaries has filed all federal, state, local and foreign tax returns that are required to be filed or has requested extension thereof and has paid all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges to the extent that the same have become due and payable. No tax assessment or deficiency has been made or proposed against the Company or any of its subsidiaries nor has the Company or any of its subsidiaries received any notice of any proposed tax assessment or deficiency.

         (r) Except as set forth in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus) there are no outstanding loans, advances or guaranties of indebtedness by the Company to or for the benefit of any of (i) its "affiliates," as such term is deemed in the Rules and Regulations, (ii) any of the officers or directors of any of its subsidiaries or (iii) any of the members of the families of any of them.

         (s) Neither the Company nor any of its subsidiaries has, directly or indirectly, at any time: (A) made any contributions to any candidate for political office in violation of law; (B) made any payment to any local, state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties; or (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

         (t) Neither the Company nor any of its subsidiaries has any liability, absolute or contingent, relating to: (A) public health or safety; (B) worker health or safety; (C) product defect or warranty; or (D) except as may be disclosed in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) pollution, damage to or protection of the environment, including, without limitation, relating to damage to natural resources, emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, use, treatment, storage, generation, disposal, transport or handling of any hazardous materials. As used herein, "hazardous material" includes chemical substances, wastes, pollutants, contaminants, hazardous or toxic substances, constituents, materials or wastes, whether solid, gaseous or liquid in nature.

         (u) The Company has not distributed and will not distribute prior to the Closing Date or on or prior to any date on which the Option Stock is to be purchased, as the case may be, any prospectus or other offering material in connection with the offering and sale of the Stock other than the Preliminary Prospectus, the Prospectus, the Registration Statement and any other material which may be permitted by the Securities Act and the Rules and Regulations.

         (v) The Stock has been approved for inclusion for listing on the Nasdaq National Market, subject only to official notice of issuance.

         (w) The Company is not now, and intends to conduct its affairs in the future in such a manner so that it will not become, an investment company within the meaning of the Investment Company Act of 1940, as amended.

         (x) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) for which the Company would have any liability has occurred; the Company has not incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under
    Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

    3.   PURCHASE OF THE STOCK BY THE UNDERWRITERS.

         (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 5,500,000 shares of the Underwritten Stock to the several Underwriters and each of the Underwriters agrees to purchase from the Company the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule
I. The price at which such shares of Underwritten Stock shall be sold by the Company and purchased by the several Underwriters shall be $_____ per share.
The obligation of each Underwriter to the Company shall be to purchase from the Company that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by the Company pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

         (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares which the defaulting Underwriter or Underwriters agreed to purchase; PROVIDED, HOWEVER, that the non-defaulting Underwriters shall not be obligated to purchase the shares which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 825,000 shares in the aggregate of the Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

    4.  OFFERING BY UNDERWRITERS.

         (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

         (b) The information set forth in the last paragraph on the front cover page and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

    5.   DELIVERY OF AND PAYMENT FOR THE STOCK.

         (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Winston & Strawn, at 7:00 a.m., San Francisco time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

         (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Winston & Strawn at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option.

         (c) Payment for the Stock purchased from the Company shall be made to the Company or its order by one or more certified or official bank check or checks in same day funds (and the Company agrees not to deposit any such check in the bank on which drawn until the day following the date of its delivery to the Company). Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

    It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

    6. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

         (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and
(ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

         (b)  The Company will promptly notify each Underwriter in the event of
(i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

         (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

         (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

         (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

         (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

         (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission (including the Report on Form SR required by Rule 463 of the Commission under the Securities Act).

         (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its securityholders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

         (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. ("NASD") of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees.

         (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

         (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the Underwriters from the payment of the expenses and costs which the Company hereby agrees to pay and shall not affect any agreement which the Company may make, or may have made, for the sharing of any such expenses and costs.

         (l) The Company hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, the Company will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plans of the Company (the "Option Plans"), as described in footnote one to the table under the caption "Capitalization" in the Preliminary Prospectus, and (C) options to purchase Common Stock granted under the Option Plans.

         (m) If at any time during the [25]-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

         (n) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

    7.   INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) Registration Statement) or any post-effective amendment thereto (including any Rule 462(b) Registration Statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that (1) the indemnity agreement of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreement of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) Registration Statement) or any post-effective amendment thereto (including any Rule 462(b) Registration Statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

         (c)  Each party indemnified under the provision of paragraphs (a) and
(b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; PROVIDED, HOWEVER, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through
(c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

         (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

    (e) The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

    8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; PROVIDED, HOWEVER, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and
(j) of Section 6 hereof.

    9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company of all their respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

         (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

         (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Heller Ehrman White & McAuliffe, counsel for the Underwriters.

         (c) You shall have received from Winston & Strawn counsel for the Company an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto, and if Option Stock is purchased at any date after the Closing Date, additional opinions from each such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

         (d) You shall have received from _________________, Delaware counsel for the Company, an opinion addressed to the Underwriters and dated the Closing Date to the effect that the redemption of the Redeemable Preferred Stock was duly and validly authorized by the Company, and that such redemption, if consummated as described in the Prospectus will have been consummated in compliance with the relevant provisions of the Delaware General Corporation Law.

         (e) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the

Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment,
(iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required,
(vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

         (f) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President, the Chief Financial Officer and Controller of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (e) of this Section 9 are true and correct.

         (g) You shall have received from Price Waterhouse LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (the "Original Letter"), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

         (h) You shall have received from Price Waterhouse LLP a letter stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as at December 31, 1995, did not disclose any weakness in internal controls that they considered to be material weaknesses.

         (i) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

         (j) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

         (k) You shall have received from all directors, officers, and beneficial holders of Common Stock of the Company agreements in a form reasonably satisfactory to Hambrecht & Quist LLC, stating that without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, such person or entity will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly,
(i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, or such other securities, in cash or otherwise.

         All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Heller Ehrman White & McAuliffe, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

         In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; PROVIDED, HOWEVER, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

    10. CONDITIONS OF THE OBLIGATION OF THE COMPANY. The obligation of the Company to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

         In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; PROVIDED, HOWEVER, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this

Agreement, including all costs and expenses referred to in paragraphs (i) and
(j) of Section 6 hereof.

    11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to its other obligations under Section 7 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; PROVIDED, HOWEVER, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

    12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company and the several Underwriters and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

    13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, World Trade Center Chicago, 444 Merchandise Mart, Chicago, Illinois 60654, Attention: General Counsel. All notices given by telegraph shall be promptly confirmed by letter.

    14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery and payment for the Stock under this Agreement; PROVIDED, HOWEVER, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (l), (m) and
(n) of Section 6 hereof shall be of no further force or effect.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company and the several Underwriters in accordance with its terms.


                                            Very truly yours,

                                            CCC INFORMATION SERVICES
                                            GROUP INC.



                                            By: ______________________________
                                                 David M. Phillips
                                                 Chief Executive Officer


The foregoing Agreement is
hereby confirmed and accepted as
of the date first above written.

HAMBRECHT & QUIST LLC
LAZARD FRERES & CO. LLC
RAYMOND JAMES & ASSOCIATES, INC.

By:_____________________________

Title:__________________________

Acting on behalf of the several
Underwriters, including
themselves, names in Schedule I
hereto.

                                      SCHEDULE I

                                     UNDERWRITERS


                                                                  Number of
                                                                   Shares
                                                                    to be
                      Underwriters                                Purchased
- ------------------------------------------------------------     -----------

Hambrecht & Quist LLC . . . . . . . . . . . . . . . . . . . .

Lazard Freres & Co. LLC . . . . . . . . . . . . . . . . . . .

Raymond James & Associates, Inc.. . . . . . . . . . . . . . .






                         Total  . . . . . . . . . . . . . . .
                                                                 -----------
                                                                 -----------

                                       ANNEX A

                       MATTERS TO BE COVERED IN THE OPINION OF
                                   WINSTON & STRAWN
                               COUNSEL FOR THE COMPANY


    (i) The Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in each state of the United States of America in which its ownership or leasing of property requires such qualification, and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; all the issued and outstanding capital stock of each of the subsidiaries of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and except for the pledge to the bank under the credit facility is owned by the Company free and clear of all liens, encumbrances and security interests, and to the best of such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in such subsidiaries are outstanding;

    (ii) the authorized capital stock of the Company consists of __________ shares of Preferred Stock, of which there are __________ shares of Series C Cumulative Redeemable Preferred Stock and _______ shares of Series D Cumulative Redeemable Preferred Stock outstanding and of which there will be ____________ shares of Series C Cumulative Preferred Stock and _______ shares of Series D Cumulative Preferred Stock outstanding upon payment by the Company of the redemption price therefor as described in the Prospectus, and __________ shares of Common Stock, $.10 par value, of which there are outstanding __________ shares (including the Underwritten Stock plus the number of shares of Option Stock issued on the date hereof); proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the Underwritten Stock and the shares of Option Stock issued, if any) have been duly and validly issued and are fully paid and nonassessable; any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassessable; and no preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Certificate of Incorporation or Bylaws of the Company and, to the knowledge of such counsel, there are no contractual preemptive rights that have not been waived, rights of first refusal or rights of co-sale which exist with respect to the issue and sale of the Stock;

   (iii) the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

    (iv) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and with the rules and regulations of the Commission thereunder;

    (v)   the information required to be set forth in the Registration
Statement in answer to Item 10 (insofar as it relates to such counsel) of Form S-1 and under the headings "Risk Factors - Use of Licensed Information", "Risk Factors - Control by Existing Stockholders", "Risk Factors - Shares Eligible for Future Sale", "Risk Factors - Blank Check Preferred", "Risk Factors - Holding Company Structure", "Business - Legal Proceedings", "Capitalization", "Management Stock Option Plan" "Management - Employment Agreements", " - Certain Transactions", " - Stockholders Agreement", "Description of Capital Stock" and "Shares Eligible for Future Sale" is to the best of such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items, and the description of the Company's stock option plan and the options granted and which may be granted thereunder and the options granted otherwise than under such plan set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to said plan and options to the extent required by the Securities Act and the rules and regulations of the Commission thereunder;

    (vi) such counsel does not know of any franchises, contracts, leases, documents or legal proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

   (vii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

  (viii) the issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, the Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries or any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or any applicable law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality;

    (ix) Such counsel knows of no registration rights with respect to the shares of Common Stock other than the registration rights held by White River Ventures, Inc. under the Registration Rights Agreement dated June 16, 1994;

    (x) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters; and

    (xi) the Stock issued and sold by the Company will be duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

    [Additional Opinions to be discussed.]

    Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or of the State of Illinois, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Representative and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

    In addition to the matters set forth above, counsel rendering the foregoing opinion shall also include a statement to the effect that no facts have come to the attention of such counsel that cause them to believe that the Registration Statement (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.